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                                                                   Exhibit 99.3





                     FORM OF NOTICE OF GUARANTEED DELIVERY




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                        NOTICE OF GUARANTEED DELIVERY
                       WALNUT FINANCIAL SERVICES, INC.
                              OFFER TO EXCHANGE
                          ONE SHARE OF COMMON STOCK
                           PAR VALUE $.01 PER SHARE
                                     FOR
                         EACH 4 OUTSTANDING WARRANTS
                  TENDERED PURSUANT TO ITS OFFERING CIRCULAR
                            DATED NOVEMBER 7, 1997

                      THE EXCHANGE OFFER WILL EXPIRE ON
                      DECEMBER 18, 1997 AT 5:00 P.M. EST


     **1 This form or one substantially equivalent hereto must be used to accept the Exchange Offer of Walnut Financial Services, Inc. (the "Company") made pursuant to the Offering Circular dated November 7, 1997 and the accompanying Letter of Transmittal (the "Exchange Offer") if certificates for the Warrants are not immediately available or time will not permit all required documents to reach the Exchange Agent prior to the Expiration Date of the Exchange Offer or if the procedures for book-entry transfer cannot be completed on a timely basis. Such form may be delivered by hand or transmitted by telegram, telex, facsimile transmission or mail to the Exchange Agent prior to the Expiration Date.

To: Corporate Stock Transfer, Inc.


By Hand, Overnight Delivery or Mail:
370 17th Street                       By Facsimile:
Suite 2350                            (303) 592-8821
Denver, Colorado  80202               Attention:  Carylyn Bell
Attention:  Carylyn Bell              Confirmation by Telephone:  (303) 595-3300


     **2 DELIVERY OF THIS INSTRUMENT TO AN ADDRESS OR TRANSMISSION OF INSTRUCTION VIA FACSIMILE NUMBER OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

     **3 THIS FORM IS NOT TO BE USED TO GUARANTEE SIGNATURES. The Eligible Institution which completes this form must communicate the guarantee to the Exchange Agent and must deliver the Letter of Transmittal and certificates for Warrants to the Exchange Agent within the time period shown herein. Failure to do so could result in a financial loss to such Eligible Institution.






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Ladies and Gentlemen:

     **4 The Undersigned hereby tenders to the Company, upon the terms and conditions set forth in the Offering Circular and related Letter of Transmittal (which constitute the "Exchange Offer"), receipt of which is hereby acknowledged, Warrants pursuant to the guaranteed delivery procedure described in the Offering Circular.

                (PROCEDURE: TYPE OR PRINT ALL INFORMATION BELOW)

Signatures(s):
              -----------------------------------------------------------------
Name(s) of Record Holder(s):
                            ---------------------------------------------------
Address(es):
            -------------------------------------------------------------------
                                                                  Zip Code
Area Code and Tel. No.(s):
                          -------------------------
Dated:
      -------------------------

Warrants Certificate No(s). (if available):
                                           ------------------------------------
Number of Warrants:
                    -----------------------------------------------------------

CHECK IF WARRANTS WILL BE TENDERED BY BOOK-ENTRY TRANSFER.
[ ] The Depository Trust Company
[ ] The Midwest Securities Trust Company
[ ] Philadelphia Depository Trust Company
Account Number:
               ----------------------------------------------------------------

                                  GUARANTEE
                     (DO NOT USE FOR SIGNATURE GUARANTEE)

     The undersigned, a bank, broker, dealer, credit union, savings association or other entity that is a member in good standing of a recognized Medallion Program approved by the Securities Transfer Association, Inc. (an "Eligible Institution"), hereby guarantees that either the certificate representing the Warrants tendered hereby, in proper form for transfer, or timely confirmation of the book-entry transfer of such Warrants into the Exchange Agent's account at The Depository Trust Company, The Midwest Securities Trust Company or The Philadelphia Depository Trust Company, in each case together with a properly completed and duly executed Letter of Transmittal (or facsimile thereof) with any required signature guarantees and any other required documents, will be received by the Exchange Agent at one of its addresses set forth above, no later than three business days after the delivery of this Notice.

Name of Firm:
             ------------------------------------------------------------------
Address:
        -----------------------------------------------------------------------
                                                                   Zip Code
Area Code & Tel. No.:
                      ---------------------------------------------------------
Authorized Signature:
                     ----------------------------------------------------------
Name/Title:
           --------------------------------------------------------------------
                                   Please type or print

Dated:                         , 1997
      -------------------------


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            NOTE: DO NOT SEND WARRANT CERTIFICATES WITH THIS FORM.
          CERTIFICATES MUST BE SENT WITH THE LETTER OF TRANSMITTAL.